February 27, 2024

Array Technologies, Inc. Reports Financial Results for the Fourth Quarter and Full Year 2023; Full year 2023 net income of $86 million; Record full year Adjusted EBITDA of $288 million

Fourth Quarter 2023 Financial Highlights
•Revenue of $341.6 million
•Net income to common stockholders of $6.0 million
•Adjusted EBITDA(1) of $48.2 million
•Basic and diluted net income per share of $0.04
•Adjusted diluted net income per share(1) of $0.21
•$49.9 million of 45X benefit earned for 2023 torque tube deliveries; $9.3 million recognized during 2023 in the statement of operations

Full Year 2023 Financial Highlights
•Revenue(2) of $1,576.6 million
•Net income to common stockholders of $85.5 million
•Adjusted EBITDA(1) of $288.1 million
•Basic and diluted net income per share of $0.57 and $0.56
•Adjusted diluted net income per share(1) of $1.13
•Cash Flow from Operating Activities of $232.0 million
•Free Cash Flow(3) of $215.0 million
•Executed contracts and awarded orders at December 31, 2023 totaling $1.8 billion

ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — Array Technologies (NASDAQ: ARRY) (“Array” or “the Company”), a leading provider of tracker solutions, software and services for utility-scale solar energy projects, today announced financial results for its fourth quarter and full year ended December 31, 2023.

“We finished 2023 on a strong note with revenue of $1,577 million, which was ahead of our expectations. Throughout the year we implemented many structural enhancements to our business which improved our margin profile and enabled us to more than double our Adjusted EBITDA to $288 million(4) and generate $215 million of free cash flow. We continued to execute on our commitment to strengthen our balance sheet and paid down $87 million of outstanding debt in 2023 while ensuring ample liquidity as shown by our year end cash balance of $250 million and total liquidity of $424 million, inclusive of our undrawn revolving credit facility,” said Kevin Hostetler, Chief Executive Officer.

Mr. Hostetler concluded “We enter 2024 with strong momentum and meaningful additions to our U.S. pipeline which has tripled since the second quarter of 2023. Our global orderbook has increased to $1.8 billion fueled by $600 million in Q4 2023 bookings. This demonstrates the attractive ROI’s and levelized cost of energy (LCOE) enabled through our products, software and services.”

Executed Contracts and Awarded Orders
Total executed contracts and awarded orders at December 31, 2023 were $1.8 billion with $1.5 billion from our Array Legacy Operations segment and $0.3 billion from STI Norland.

Full Year 2024 Guidance
For the year ending December 31, 2024, the Company expects:
•Revenue to be in the range of $1,250 million to $1,400 million
•Adjusted EBITDA(5) to be in the range of $285 million to $315 million
•Adjusted net income per share(5) to be in the range of $1.00 to $1.15

We expect relatively flat volume on a full-year basis in 2024 with declining ASP’s driven by lower commodity input costs, our ability to lower price from our reduced cost structure, and the pass-through of a portion of the 45X benefit to our customers. Based on expected project timing, our current orderbook is skewed towards the back half of 2024 and into 2025. As a result, 2024 revenue will be more weighted to the second half of the year compared to historical performance.

We are projecting another year of growth in our adjusted gross margin to the low thirties percent of sales driven by continued strength in our structural gross margin as well as the realization of certain 45X benefits. This will enable us to have our third consecutive year of delivering both adjusted EBITDA and adjusted EBITDA margin growth.

Conference Call Information
Array management will host a conference call to discuss their fourth quarter and full year 2023 financial results on February 27, 2024 at 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing (877)-869-3847 (domestic) or 1-201-689-8261 (international). A telephonic replay will be available approximately three hours after the call by dialing (877)-660-6853, or for international callers, (201)-612-7415. The passcode for the live call and the replay is 13743620. The replay will be available until 11:59 p.m. (ET) on March 12, 2024.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://ir.arraytechinc.com. The online replay will be available for 30 days on the same website immediately following the call.

About Array Technologies, Inc.
Array Technologies (NASDAQ: ARRY) is a leading American company and global provider of utility-scale solar tracker technology. Engineered to withstand the harshest conditions on the planet, Array’s high-quality solar trackers and sophisticated software maximize energy production, accelerating the adoption of cost-effective and sustainable energy. Founded and headquartered in the United States, Array relies on its diversified global supply chain and customer-centric approach to deliver, commission and support solar energy developments around the world, lighting the way to a brighter, smarter future for clean energy. For more news and information on Array, please visit arraytechinc.com.

Investor Relations Contact:
Array Technologies, Inc.
Investor Relations
505-437-0010
investors@arraytechinc.com

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our projected future results of operations, business strategies, and industry and regulatory environment. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.

Array’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or rate of growth in demand for solar energy projects; competitive pressures within our industry; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; a failure to maintain effective internal controls over financial reporting; a further increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system; electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of additional duties, tariffs and other charges or restrictions on imports and exports; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including the military conflict in Ukraine and Russia, the Israel-Hamas war, attacks on a shipping in the Red Sea and rising inflation and interest rates; changes in the global trade environment, including the imposition of import tariffs or other import restrictions; our ability to convert our orders in backlog into revenue; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; significant changes in the cost of raw materials; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to obtain key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; failure to implement and maintain effective internal controls over financial reporting; risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises, such as the COVID-19 pandemic, which could have a material and adverse effect on our business, results of operations and financial condition; changes to tax laws and regulations that are applied adversely to us or our customers, which could materially adversely affect our business, financial condition, results of operations and prospects, including our ability to optimize those changes brought about by the passage of the Inflation Reduction Act; and the other risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website, www.arraytechinc.com.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information
This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share. We define Adjusted Gross Profit as gross profit plus (i) developed technology amortization and (ii) other costs. We define Adjusted EBITDA as net income (loss) plus (i) other (income) expense, (ii) foreign currency transaction (gain) loss, (iii) preferred dividends and accretion, (iv) interest expense, (v) income tax (benefit) expense, (vi) depreciation expense, (vii) amortization of intangibles, (viii) amortization of developed technology, (ix) equity-based compensation, (x) change in fair value of contingent consideration, (xi) certain legal expenses, (xii) certain acquisition costs, and (xiii) other costs. We define Adjusted Net Income as net income (loss) plus (i) amortization of intangibles, (ii) amortization of developed technology, (iii) amortization of debt discount and issuance costs (iv) preferred accretion, (v) equity-based compensation, (vi) change in fair value of derivative assets, (vii) change in fair value of contingent consideration, (viii) certain legal expenses, (ix) certain acquisition related costs, (x) other costs, and (xi) income tax (benefit) expense of adjustments. A detailed reconciliation between GAAP results and results excluding special items

(“non-GAAP”) is included within this presentation. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted Net Income per share as Adjusted Net Income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted Gross Profit, Adjusted EBITDA and Adjusted Net Income do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted Gross Profit, Adjusted EBITDA and Adjusted Net Income differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted Gross Profit, Adjusted EBITDA and Adjusted Net Income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Gross Profit, Adjusted EBITDA and Adjusted Net Income on a supplemental basis. You should review the reconciliation of gross profit to Adjusted Gross Profit and net income (loss) to Adjusted EBITDA and Adjusted Net Income below and not rely on any single financial measure to evaluate our business.

(1) A reconciliation of the most comparable GAAP measure to its Non-GAAP measure is included below.
(2) Excluded in 2023 revenue is $23.2 million regarding Brazil value-added tax benefit, or “ICMS.” Included in 2022 revenue is $12.3 million regarding Brazil value-added tax benefit, or “ICMS.” In 2023 the Company concluded that the ICMS benefit should be accounted for as a reduction to cost of sales, rather than an addition to revenue, based on the nature of the benefit, consistent with how we account for government incentives for 45X manufacturing credits under the Inflation Reduction Act.
(3) Free Cash Flow calculated as cash from (used in) operating activities less purchase of property, plant and equipment.
(4) We earned ~$50 million of torque tube 45X benefit in 2023. $9.3 million of that benefit was recognized as a reduction to cost of sales in the statement of operations in the fourth quarter of 2023. $40.6 million was recorded as a deferred credit on the balance sheet as of year-end, which will be recognized to the statement of operations throughout 2024.
(5) A reconciliation of projected adjusted EBITDA and adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2024 outlook, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

Array Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$249,080	$133,901
Accounts receivable, net	332,152	421,183
Inventories	161,964	233,159
Income tax receivables	—	3,532
Prepaid expenses and other	89,085	39,434
Total current assets	832,281	831,209

Property, plant and equipment, net	31,886	23,174
Goodwill	435,591	416,184
Other intangible assets, net	350,396	386,364
Deferred income tax assets	15,870	16,466
Other assets	40,717	32,655
Total assets	$1,706,741	$1,706,052

LIABILITIES, REDEEMABLE PERPETUAL PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$119,498	$170,430
Accrued expenses and other	70,211	54,895
Accrued warranty reserve	2,790	3,690
Income tax payable	5,754	6,881
Deferred revenue	66,488	178,922
Current portion of contingent consideration	1,427	1,200
Current portion of debt	21,472	38,691
Other current liabilities	48,051	10,553
Total current liabilities	335,691	465,262

Deferred income tax liabilities	66,858	72,606
Contingent consideration, net of current portion	8,936	7,387
Other long-term liabilities	20,428	14,808
Long-term warranty	3,372	1,786
Long-term debt, net of current portion	660,948	720,352
Total liabilities	1,096,233	1,282,201

Commitments and contingencies

Series A Redeemable Perpetual Preferred Stock: $0.001 par value; 500,000 shares authorized; 432,759 and 406,389 issued, respectively; liquidation preference of $493.1 million and $493.1 million, respectively	351,260	299,570

Array Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited) (continued)
(in thousands, except per share and share amounts)

	December 31,
	2023	2022

Stockholders’ equity
Preferred stock $0.001 par value - 4,500,000 shares authorized; none issued at respective dates	—	—
Common stock $0.001 par value - 1,000,000,000 shares authorized; 151,242,120 and 150,513,104 shares issued at respective dates	151	150
Additional paid-in capital	344,517	383,176
Accumulated deficit	(130,230)	(267,470)
Accumulated other comprehensive income	44,810	8,425
Total stockholders’ equity	259,248	124,281
Total liabilities, redeemable perpetual preferred stock and stockholders’ equity	$1,706,741	$1,706,052

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023(a)	2022	2023	2022
Revenue	$341,615	$402,071	$1,576,551	$1,637,546
Cost of revenue:
Cost of product and service revenue	253,746	321,551	1,146,442	1,410,270
Amortization of developed technology	3,640	3,640	14,558	14,558
Total cost of revenue	257,386	325,191	1,161,000	1,424,828
Gross profit	84,229	76,880	415,551	212,718

Operating expenses:
General and administrative	43,710	37,713	159,535	150,777
Change in fair value of contingent consideration	732	1,474	2,964	(4,507)
Depreciation and amortization	9,567	21,344	38,928	84,581
Total operating expenses	54,009	60,531	201,427	230,851

Income (loss) from operations	30,220	16,349	214,124	(18,133)

Other (expense) income, net	(888)	5,084	(1,015)	2,789
Interest income	2,206	810	8,330	3,181
Legal settlement	—	—	—	42,750
Foreign currency transaction (loss) gain, net	(326)	(813)	(53)	1,155
Interest expense	(8,857)	(12,882)	(44,229)	(36,694)
Total other (expense) income	(7,865)	(7,801)	(36,967)	13,181

Income (loss) before income tax expense (benefit)	22,355	8,548	177,157	(4,952)
Income tax expense (benefit)	3,013	13,799	39,917	(9,384)
Net income (loss)	19,342	(5,251)	137,240	4,432
Preferred dividends and accretion	13,332	12,009	51,691	48,054
Net income (loss) to common shareholders	$6,010	$(17,260)	$85,549	$(43,622)

Income (loss) per common share
Basic	$0.04	$(0.11)	$0.57	$(0.29)
Diluted	$0.04	$(0.11)	$0.56	$(0.29)

Weighted average common shares outstanding
Basic	151,175	150,463	150,942	149,819
Diluted	152,110	150,463	152,022	149,819

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)
(a) During the three months ended March 31, 2023, the Company began to account for the Capped Calls and Put Option as derivative assets, with subsequent changes in fair value being recorded through earnings. After consultation with the staff of the Office of the Chief Accountant of the SEC during the fourth quarter of 2023, the Company concluded that the Capped Calls and Put option could be equity classified. As a result, the Company reclassified the derivative asset recognized during the interim periods of 2023 as a reduction to equity and reversed the related mark to market adjustments recognized during the interim periods of 2023. As a result, the change in fair value of derivative assets is not reflected in the results for the three months ended December 31, 2023.

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating activities:
Net income (loss)	$19,342	$(5,251)	$137,240	$4,432
Adjustments to net income (loss):
Provision for bad debts	2,644	1,939	2,527	2,599
Deferred tax expense	(6,534)	(3,362)	(8,862)	(31,565)
Depreciation and amortization	9,950	26,102	40,268	86,501
Amortization of developed technology	3,640	—	14,558	14,558
Amortization of debt discount and issuance costs	1,447	1,854	10,570	6,857
Gain on debt refinancing	(457)	—	(457)	—
Equity-based compensation	2,845	3,305	14,540	14,982
Contingent consideration	732	1,474	2,964	(4,507)
Warranty provision	1,075	(189)	4,666	4,152
Write-down of inventories	1,844	1,474	6,431	(859)
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	99,164	62,052	92,800	(76,984)
Inventories	54,189	35,143	66,743	20,870
Income tax receivables	(3,156)	9,221	9	5,611
Prepaid expenses and other	(8,700)	2,795	(10,840)	19,124
Accounts payable	(52,097)	(29,406)	(37,654)	12,667
Accrued expenses and other	(10,019)	(42,161)	5,325	1,024
Income tax payable	2,666	(3,706)	1,936	(755)
Lease liabilities	9,227	1,870	1,177	3,784
Deferred revenue	(33,821)	24,230	(111,986)	59,002
Net cash provided by operating activities	93,981	87,384	231,955	141,493

Investing activities:
Purchase of property, plant and equipment	(5,374)	(3,931)	(16,989)	(10,619)
Retirement/disposal of PP&E	168	—	168	—
Acquisition of STI, net of cash acquired	—	—	—	(373,818)
Net cash used in investing activities	(5,206)	(3,931)	(16,821)	(384,437)

Financing activities:
Proceeds from Series A issuance	—	—	—	33,098

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Proceeds from common stock issuance	—	—	—	15,885
Series A equity issuance costs and commitment fees	—	(726)	(1,509)	(1,893)
Common stock issuance costs	—	—	—	(450)
Dividends paid on Series A Preferred	—	—	—	(18,670)
Payments on revolving credit facility	—	—	—	(116,000)
Proceeds from revolving credit facility	—	—	—	116,000
Proceeds from issuance of other debt	2,795	10,280	63,311	20,188
Proceeds from issuance of convertible notes	—	—	—	—
Premium paid on capped call	—	—	—	—
Fees paid on issuance of convertible notes	—	—	—	—
Principal payments on term loan facility	(1,075)	(11,075)	(74,300)	(14,300)
Principal payments on other debt	(19,039)	(23,185)	(88,063)	(23,935)
Contingent consideration payments	—	—	(1,200)	(1,483)
Net cash (used in) provided by financing activities	(17,319)	(24,706)	(101,761)	8,440
Effect of exchange rate changes on cash and cash equivalent balances	3,614	10,089	1,806	735
Net change in cash and cash equivalents	75,070	68,836	115,179	(233,769)
Cash and cash equivalents, beginning of period	174,010	62,778	133,901	367,670
Cash and cash equivalents, end of period	$249,080	$131,614	$249,080	$133,901

Supplemental Cash Flow Information
Cash paid for interest	$8,995	$892	$43,949	$23,118
Cash paid for income taxes	$9,145	$9,550	$45,942	$10,739

Non-cash Investing and Financing Activities
Dividends accrued on Series A Preferred	$6,803	$6,389	$26,370	$6,389
Stock consideration paid for acquisition of STI	$—	$—	$—	$200,224

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, and Adjusted Net Income Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Gross profit to Adjusted gross profit:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	341,615	402,071	1,576,551	1,637,546
Cost of revenue	257,386	325,191	1,161,000	1,424,828
Gross profit	84,229	76,880	415,551	212,718
Amortization of developed technology	3,640	3,640	14,558	14,558
Other costs (a)	—	1,785	—	6,817
Adjusted gross profit	87,869	82,305	430,109	234,093
Adjusted gross margin	25.7%	20.5%	27.3%	14.3%

a) For the three months ended December 31, 2022, other costs represent $1.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event. For the twelve months ended December 31, 2022, other costs represent $6.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, and Adjusted Net Income Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Net income (loss) to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$19,342	$(5,251)	$137,240	$4,432
Preferred dividends and accretion	13,332	12,009	51,691	48,054
Net income (loss) to common shareholders	$6,010	$(17,260)	$85,549	$(43,622)
Other expense, net	(1,318)	(5,894)	(7,315)	(5,970)
Legal settlement (a)	—	—	—	(42,750)
Foreign currency transaction (gain) loss	326	813	53	(1,155)
Preferred dividends and accretion	13,332	12,009	51,691	48,054
Interest expense	8,857	12,882	44,229	36,694
Income tax (benefit) expense	3,013	13,799	39,917	(9,384)
Depreciation expense	1,118	704	3,540	2,571
Amortization of intangibles	8,840	21,027	36,736	83,630
Amortization of developed technology	3,640	3,640	14,558	14,558
Equity-based compensation	2,648	3,091	14,578	14,768
Change in fair value of contingent consideration	732	1,474	2,964	(4,507)
Certain legal expenses (b)	244	984	898	5,990
Certain acquisition costs (c)	—	(206)	—	10,564
Other costs (d)	736	4,635	736	19,291
Adjusted EBITDA	$48,178	$51,698	$288,134	$128,732

.

(a) Settlement in our favor resulting from the action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets.
(b) Represents certain legal fees and other related costs associated with (i) action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets for which a judgement has been entered in our favor, (ii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the Court on May 19, 2023, and (iii) other litigation. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(c) Represents fees related to the acquisition of STI Norland.
(d) For the three months ended December 31, 2023, other costs represent one-time costs related to an evaluation of our Capped Call and Put Options accounting treatment. For the three months ended December 31, 2022, other costs represent (i) $1.4 million related to certain professional fees incurred related to the integration of STI Norland, (ii) $1.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $1.4 million of executive transition and payroll related costs that we do not anticipate repeating in the future. For the twelve months ended December 31, 2022, (i) $7.2 million related to certain professional fees incurred related to integration, (ii) $6.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $5.3 million associated with the transition of CEOs as well as other one-time executive payroll related costs that we do not anticipate repeating in the future.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, and Adjusted Net Income Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Net income (loss) to Adjusted net income (loss):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$19,342	$(5,251)	$137,240	$4,432
Preferred dividends and accretion	13,332	12,009	51,691	48,054
Net income (loss) to common shareholders	$6,010	$(17,260)	$85,549	$(43,622)
Amortization of intangibles	8,840	21,027	36,736	83,630
Amortization of developed technology	3,640	3,640	14,558	14,558
Amortization of debt discount and issuance costs	1,447	1,854	10,570	6,858
Preferred accretion	6,528	6,009	25,320	23,249
Equity based compensation	2,648	3,091	14,578	14,768
Change in fair value of contingent consideration	732	1,474	2,964	(4,507)
Certain legal expenses (a)	244	984	898	5,990
Certain acquisition costs (b)	—	(206)	—	10,564
Legal settlement (c)	—	—	—	(42,750)
Other costs (d)	736	4,635	736	19,291
Income tax expense of adjustments (e)	563	(10,205)	(20,659)	(30,773)
Adjusted net income	$31,388	$15,043	$171,250	$57,256

Loss per common share
Basic	$0.04	$(0.11)	$0.57	$(0.29)
Diluted	$0.04	$(0.11)	$0.56	$(0.29)
Weighted average common shares outstanding
Basic	151,175	150,463	150,942	149,819
Diluted	152,110	150,463	152,022	149,819
Adjusted income (loss) per common share
Basic	$0.21	$0.10	$1.13	$0.38
Diluted	$0.21	$0.10	$1.13	$0.38
Weighted average common shares outstanding
Basic	151,175	150,463	150,942	149,819
Diluted	152,110	150,463	152,022	149,819

(a) Represents certain legal fees and other related costs associated with (i) action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets for which a judgement has been entered in our favor, (ii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the Court on May 19, 2023, and (iii) other litigation. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, and Adjusted Net Income Reconciliation (unaudited)
(in thousands, except per share amounts)
(b) Represents fees related to the acquisition of STI Norland.
(c) Settlement in our favor resulting from the action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets.
(d) For the three months ended December 31, 2023, other costs represent one-time costs related to an evaluation of our Capped Call and Put Options accounting treatment. For the three months ended December 31, 2022, other costs represent (i) $1.4 million related to certain professional fees incurred related to the integration of STI Norland, (ii) $1.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $1.4 million of executive transition and payroll related costs that we do not anticipate repeating in the future. For the twelve months ended December 31, 2022, (i) $7.2 million related to certain professional fees incurred related to integration, (ii) $6.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $5.3 million associated with the transition of CEOs as well as other one-time executive payroll related costs that we do not anticipate repeating in the future.
(e) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.